Exhibit 10.17
THE NORTH AMERICAN COAL CORPORATION
VALUE APPRECIATION PLAN FOR
YEARS 2006 TO 2015
(AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008)
1.	PURPOSE OF THE PLAN
     The purpose of this Value Appreciation Plan for Years 2006 to 2015 (“VAP” or the “Plan”) is to further the long-term profits and growth of The North American Coal Corporation (the “Company”) by offering long-term incentive to those officers and key management employees of the Company and its Subsidiaries (the “Employers”) who will be in a position to make significant contributions to such profits or growth. This incentive compensation is in addition to annual compensation and is intended to reflect growth in the value of the Company.
2.	CODE SECTION 409A
     All amounts payable under the Plan are subject to the provisions of Code Section 409A. It is intended that the compensation arrangements under the Plan fully comply with the requirements of Code Section 409A. The Plan shall be interpreted and administered in a manner to give effect to such intent. Notwithstanding the foregoing, the Employers do not guarantee any particular tax result to Participants or others with respect to the amounts deferred or payable hereunder, including tax treatment under Code Section 409A.
3.	DEFINITIONS
(a)	“Account” means the account established in accordance with Section 8 hereof to reflect the Participant’s interest under the Plan.

(b)	“Award” means an award of a VAP Amount under the provisions of the Plan.

(c)	“Change in Control” shall mean the occurrence of an event described in Exhibit B hereto; provided that such occurrence occurs on or after January 1, 2008 and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) or any successor or replacement thereto..
(d)	“Committee” shall mean the Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Company’s Board of Directors to administer the Plan in accordance with Section 4.

(e)	“Current Projects” shall mean the Company’s projects that existed on January 1, 2006, such as Coteau, Falkirk, Sabine, Red River Mining, Mississippi Lignite Mining, San Miguel, and Florida Dragline Operations.

(f)	“Disability” or “Disabled.” A Participant shall be deemed to have a “Disability” or be “Disabled” if the Participant is determined to be totally disabled by the Social Security Administration or if the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an employer-sponsored accident and health plan.

(g)	“Earnings Before Interest After Tax” or “EBIAT” shall mean (i) total net income for all projects, plus (ii) total interest expense incurred by all projects, less (iii) total interest expense incurred by all projects times the applicable effective tax rate for each project. EBIAT shall exclude the effect of extraordinary items and accounting method changes as determined under U.S. generally accepted accounting principles.
(h)	“Key Employee.” Effective April 1, 2008, a Participant shall be classified as a Key Employee if he meets the following requirements:
•	The Participant, with respect to the Participant’s relationship with the Employers and their affiliates, met the requirements of Section 416(i)(1)(A)(i), (ii) or (iii) of the Code (without regard to Section 416(i)(5) thereof) and the Treasury Regulations issued thereunder at any time during the 12-month period ending on the most recent Identification Date (defined below) and his Separation from Service occurs during the 12-month period beginning on the most recent Effective Date (defined below). When applying the provisions of Code Section 416(i)(1)(A)(i), (ii) or (iii) for this purpose: (1) the definition of “compensation” (A) shall be as defined in Treasury Regulation 1.415(c)-2(d)(4) (i.e., the wages and other compensation for which the Employer is required to furnish the Participant with a Form W-2 under Code Sections 6041, 6051 and 6052, plus amounts deferred at the election of the Employee under Code Sections 125, 132(f)(4) or 401(k)) and (B) shall apply the rule of Treasury Regulation Section 1.415-2(g)(5)(ii) which excludes compensation of non-resident alien employees and (2) the number of officers described in Code Section 416(i)(1)(A)(i) shall be 60 instead of 50.

•	The Identification Date for Key Employees is each December 31st and the Effective Date is the following April 1st. As such, any Participant who is classified as a Key Employee as of December 31st of a particular calendar year shall maintain such classification for the 12-month period commencing on the following April 1st.

•	Notwithstanding the foregoing, a Participant shall not be classified as a Key Employee unless the stock of NACCO Industries, Inc. (or a related entity) is publicly traded on an established securities market or otherwise on the date of the Participant’s Separation from Service.
(i)	“New Projects” shall mean any new mining activities or projects established after January 1, 2006, such as a new lignite or coal mining project, limerock mining project or any mining services agreement, expansions at current operations, and other new projects and activities, where approval of the Company’s Board of Directors is obtained.
(j)	“Plan Term” shall mean the ten (10) year period from January 1, 2006 through December 31, 2015.

(k)	“Salary Grade” shall mean the salary grade assigned to a Plan Participant by the Company.

(l)	“Separation From Service” means, with respect to any Participant’s relationship with the Employers and their affiliates, a separation from service as defined in Code Section 409A (and the regulations and guidance issued thereunder).

(m)	“Subsidiary” shall mean any corporation, partnership or other entity the majority of the outstanding voting securities of which is owned, directly or indirectly, by the Company.

(n)	“Value Appreciation” shall mean an amount equal to EBIAT less a capital charge which is ten percent (10%) of the book value of the entity.

(o)	“VAP Amount” shall mean a Plan Participant’s VAP Target Amount times a VAP Multiplier, as determined in accordance with Section 9.

(p)	“VAP Goals for Current Projects” shall mean the expected total Value Appreciation for all Current Projects for the Employers over the Plan Term as determined by the Committee. In the case of New Projects, the forecast of VAP performance used for the New Project Award as determined in accordance with Section 9(c) shall be included in all future years following the year the Participants are credited with a New Project Award.

(q)	“VAP Goal for New Projects” shall be the cumulative amount of Value Appreciation to be obtained over the Plan Term from New Projects, as determined by the Committee.

(r)	“VAP Multiplier” shall mean a factor based on VAP Ratio as further described herein.

(s)	“VAP Percentage” shall mean a percentage of the Plan Participant’s salary range midpoint, and shall be determined for each Plan Participant by the Committee.

(t)	“VAP Ratio” shall mean a factor determined based on actual performance versus VAP Goals as further described herein.

(u)	“VAP Target Amount” shall mean (i) a dollar amount equal to the VAP Percentage for a Plan Participant’s Salary Grade times the Plan Participant’s salary range midpoint or (ii) such amount as otherwise determined by the Committee.

(v)	“VAP Targets for New Projects” shall mean those targets calculated based on the expected capital investment and EBIAT projections that are used, in good faith as realistic best estimates, to obtain Management approval of the New Project.
4.	ADMINISTRATION
     This Plan shall be administered by the Committee. The Committee shall have complete authority to interpret all provisions of this Plan consistent with law, to prescribe the form of any instrument evidencing any Award granted under this Plan, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for the administration of the Plan. All acts and decisions of the Committee with respect to any questions arising in connection with the administration and interpretation of this Plan, including the severability of any or all of the provisions hereof, shall be conclusive, final and binding upon the Company and all present and former Participants, all other employees of the Employers, and their respective descendants, successors and assigns. No member of the Committee shall be liable for any such act or decision made in good faith.
5.	ELIGIBILITY
     Any person who is classified as a salaried employee of the Employers (including any Subsidiary acquired after adoption of this Plan) generally at a Salary Grade no lower than 14 (effective as of January 1, 2007), who in the judgment of the Committee occupies an officer or other key management position in which his efforts may significantly contribute to the profits or growth of the Employers may receive an Award under this Plan. Directors of the Employers who are not also classified as employees of the Employers are not eligible to participate in this Plan. Any person receiving an Award shall be referred to as a “Participant.”
6.	VAP AMOUNTS/VESTING/PAYMENT
     6.1 Awards. As to each Award under this Plan, the Committee shall determine and approve (a) the VAP Target Amount that may be awarded for each Salary Grade, (b) the employees to whom VAP Amounts are to be awarded and (c) the VAP Amount to be awarded to each individual employee. All Awards under this Plan shall be credited to a Participant’s Account as of the January 1 of the year in which the Award is approved by the Committee. Each Award shall vest and the amount represented thereby shall be payable upon the terms and conditions set forth in Section 6.2.
6.2	Vesting; Payment of VAP Amounts.
     (a) Each Participant’s interest in his VAP Account shall vest at the rate of 20 percent for each year during which a Participant remains in the continuous employ of the Employers following the January 1st of the year in which a Participant is first credited with a VAP Target Amount under the Plan; provided, however, a Participant’s interest in his VAP Account shall become immediately 100 percent vested in the event (i) of such Participant’s death or Disability while employed by the Employers, (ii) of a Change in Control, (iii) of a termination of the Plan, (iv) such Participant remains in the continuous employ of the Employers through December 31, 2015, or (v) of such Participant’s Separation From Service with the Employers at or after age 55 with at least 10 years of service or at or after age 65 (i.e., retirement). Notwithstanding the foregoing, the Committee may vest a Participant whose employment otherwise terminates in such amounts, up to 100% of his VAP Account, as the Committee may in its sole discretion determine; provided that such vesting shall not result in the acceleration of the payment of the VAP Account to a date earlier than the dates specified in Section 6.2(b) or Section 6.3 hereof. In the event that all or any portion of a Participant’s VAP Account does not vest pursuant to the foregoing provisions, the non-vested portion of the VAP Account shall terminate and be forfeited.
     (b) Subject to the provisions of Sections 6.2(c), 6.3 and Section 6.4 hereof, a Participant shall become entitled to receive payment of the vested amounts in his VAP Account on the earliest to occur of:
(i)	December 31, 2015;

(ii)	A Change in Control;

(iii)	the date of a Participant’s Separation From Service for death, Disability or retirement (as defined above); provided, however, that if the Participant is a Key Employee, such payment shall be delayed until the 1st day of the 7th month following a Separation from Service on account of retirement or Disability (with interest continuing to accrue until the actual payment date); or

(iv)	the termination of this Plan pursuant to Section 9, to the extent permitted by Code Section 409A.
     (c) Notwithstanding the foregoing, all payments under this Plan (including payments of vested amounts) must be approved by the Committee before such payment is made. Such

Committee approval will be received, and the actual payment will be made, within 90 days of, the applicable payment date specified in Subsection (b) above; provided, however, that in the event of a Change in Control, such payment shall be made within 30 days prior to, or 2 days after, such Change in Control. The Participant’s Employer shall deliver to the Participant or, if applicable, his designated beneficiaries (or, if none, his estate) a check in full payment of the amount represented by the Participant’s vested interest in his VAP Account. The Employer by which the Participant was last employed prior to the payment date of the Account shall be liable for the payment of such Account to or on behalf of such Participant, but such Employer’s liability shall be limited to its proportionate share of such Account, as hereinafter provided. If the Award(s) that were credited to a Participant’s VAP Account are based on the Participant’s employment with more than one Employer, the liability for such payment shall be shared by all such Employers (by reimbursement to the Employer making such payment(s)) as determined by the Company (taking into consideration the Participant’s service and compensation paid by each such Employer) and as will permit the income tax deduction by each such Employer of its portion of the payments made and to be made hereunder.
     (d) The amounts payable under this Plan shall be calculated as of a valuation date determined by the Committee, and in the absence of such determination, shall be calculated based on the value of the VAP Account as of the December 31 coincident with or immediately preceding the date of payment.
     (e) There shall be deducted from each payment the amount of any tax required by any governmental authority to be withheld and paid by the Employer to such governmental authority for the account of the person entitled to such payment.

     6.3 Forfeiture/Account Adjustments. Notwithstanding anything to the contrary contained in this Plan, (a) in the event a Participant shall intentionally commit an act materially adverse to the interests of the Employers, and the Board of Directors of the Company or the Committee shall so find, any outstanding Award shall be deemed to have terminated at the time of such act and his interest in his VAP Account shall immediately be terminated and forfeited and (b) the Committee shall have the sole and absolute discretion to reduce a Participant’s vested interest in his VAP Account, in the event the Committee determines that an adjustment is required to be made under Section 9(e) hereof (provided, however, that the Committee shall not have the discretion to reduce the amount of, or obtain repayment of, any Award that was previously paid to a Participant hereunder).
7.	ASSIGNABILITY
     No Award payable to an employee under this Plan shall be transferable by him for any reason whatsoever; provided, however, that the right to the proceeds of an Award which are payable upon vesting pursuant to Section 6.2 may be transferred by will or the laws of descent and distribution. No right or interest of a Participant or Beneficiary in a VAP Account hereunder shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of the Participant or beneficiary.
8.	VAP ACCOUNTS
     (a) The Company shall maintain an account (“VAP Account”) on its books and records in the name of each Participant to reflect the Participant’s interest under this Plan. The VAP Account of each Participant shall be adjusted in accordance with the provisions of Sections 6 and 9 hereof. Each Participant’s VAP Account also shall be credited with earnings as determined in accordance with provisions of this Section 8 and shall be debited for any distributions made to the Participant from his VAP Account.
     (b) As of the end of each calendar year, each Participant’s VAP Account shall be credited with an amount determined by multiplying the Participant’s average VAP Account balance during such year by the average monthly rate during such year for 10-year U.S. Treasury Bonds. In the event that a Participant becomes entitled to a payment of his VAP Account prior to the end of a calendar year, the Participant’s VAP Account shall be credited with a pro-rata share of earnings, based on the portion of the year prior to the payment date.
     (c) The Vice President — Financial Services of the Company (or his delegate) shall keep an accurate record of the amounts credited or debited to each Participant’s VAP Account and, as of December 31 of each year, shall deliver to each Participant a written statement showing the credits and debits made during the year to this VAP Account and the accumulated balance thereof.
9.	CALCULATION OF VALUE APPRECIATION; ADJUSTMENTS OF VAP AMOUNTS
     Value Appreciation and all VAP Amounts to be credited to a Participant’s VAP Account under this Plan shall be determined based on the actual performance of Current Projects and on the acquisition and actual performance of New Projects as hereinafter described. Following the acquisition of New Projects, the VAP Targets for New Projects shall be included in the VAP Goals for Current and New Projects.
(a)	Annual Value Appreciation of Current and New Projects
          As of December 31 of each year, the amount to be credited to a Participant’s VAP Account based on the annual Value Appreciation of all Current and New Projects shall be determined as follows:

VAP Amount for Annual Value Appreciation of all Current and New Projects
= VAP Multiplier x 30% x VAP Target Amount
where
     VAP Multiplier = (4 x VAP Ratio) -3
where

VAP Ratio	=	Total actual annual Value Appreciation of all Current and New Projects

Total annual VAP Goal of all Current Projects
(including VAP Targets for New Projects)
          However, if the VAP Multiplier calculated above is less than 0, it shall be 0, and if greater than 2.00, it shall be 2.00. See Exhibit A hereto.
(b)	Cumulative Value Appreciation of Current and New Projects
As of December 31 of each year, the amount to be credited to a Participant’s VAP Account based on the cumulative Value Appreciation of all Current and New Projects from the beginning of the Plan Term (or from the beginning of a Participant’s participation in this Plan, if later) shall be determined as follows:
VAP Amount for Cumulative Value Appreciation of all Current and New Projects
= VAP Multiplier x 30% x VAP Target Amount
where
     VAP Multiplier = (4 x VAP Ratio) — 3
where

VAP Ratio	=	Actual cumulative Value Appreciation of all Current and New Projects

Cumulative VAP Goal of all Current Projects
(including VAP Targets for New Projects)
          However, if the VAP Multiplier calculated above is less than 0, it shall be 0, and if greater than 2.00, it shall be 2.00. See Exhibit A attached hereto.
(c)	VAP Amounts for the Acquisition of New Projects

          The acquisition of a New Project for purposes of this Plan shall be determined by the Committee. The amount to be credited to a Participant’s VAP Account for the Acquisition of a New Project shall be determined as follows:
VAP Amount for the Acquisition of New Projects
= VAP Multiplier x 40% x VAP Target Amount x 10
where

VAP Multiplier	=	A

B
where
A =	the present value of the expected cumulative Value Appreciation of all New Projects for the actual expected term(s) of the New Project(s) based on an annual discount factor of 10%, and

B =	the total VAP Goal for New Projects over the Plan Term as determined by the Committee.
          The expected cumulative Value Appreciation for each New Project shall be reviewed from time to time and the VAP Amount for the Acquisition of the New Projects shall be adjusted, as appropriate (including, without limitation, adjustments for amounts previously credited to the VAP Account). Any earnings on such VAP Amount during the period between reviews shall not be adjusted.
(d)	Total VAP Amount for Current and New Projects
          The total VAP Amount to be credited to each Participant’s VAP Account shall be determined as of December 31 of each year by adding the VAP Amounts for Current and New Projects (as determined under Section 9(a) and 9(b)) to the VAP Amounts for the Acquisition of New Projects (as determined under Section 9(c)).

(e)	Committee Discretion
          Notwithstanding the provisions of this Plan, the Committee, in its sole discretion, may make equitable adjustments by increasing or decreasing the VAP Amount to be credited (or that was previously credited) to a Participant’s VAP Account or may approve an Award where one otherwise would not be made.
10.	AMENDMENT AND TERMINATION
     (a) The Committee or the Board of Directors of the Company, in its sole and absolute discretion, may alter or amend this Plan from time to time; provided, however, that no such amendment shall, without the consent of a Participant, affect the Participant’s rights in or the amount of any outstanding Award of such Participant (except as otherwise permitted under the terms of the Plan).
     (b) The Committee or the Board of Directors of the Company, in its sole and absolute discretion, may terminate this Plan in its entirety (or a portion thereof) at any time; provided that, except as provided in this Subsection, no such termination shall, without the consent of a Participant, affect the Participant’s rights in or the amount of any outstanding Award of such Participant (except as otherwise permitted under the terms of the Plan). Except as otherwise provided in an amendment to the Plan, all Awards granted prior to any termination of this Plan shall continue to be subject to the terms of this Plan. Notwithstanding the foregoing, upon a termination of the Plan (or any portion thereof), the Committee or the Board of Directors of the Company, in its sole and absolute discretion, shall have the right to change the time of distribution of any or all Participants’ Awards under the Plan, including requiring that all amounts credited to Participants’ Accounts be immediately distributed; provided such action does not otherwise violate the requirements of Code Section 409A.

     (c) Any amendment or termination of the Plan shall be in the form of a written instrument approved and adopted on the order of the Committee or the Board of Directors of the Company. Such amendment or termination shall become effective as of the date specified in the instrument or, if no such date is specified, on the date of its adoption.
11.	GENERAL PROVISIONS
     (a) Expenses. Expenses of administering the Plan shall be paid by the Employers, as directed by the Company.
     (b) No Guarantee of Employment. Neither the adoption or operation of this Plan, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any employee any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any employee at any time with or without assigning a reason therefore to the same extent as the Company or a Subsidiary might have done if this Plan had not been adopted.
     (c) Applicable Law. The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Texas, except when pre-empted by Federal law.
     (d) Payment to Guardian. If an Award is payable to a minor, to a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Award to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require such proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to the distribution of such Award. Such distribution shall completely discharge the Employers from all liability with respect to such Award.
     (e) Limitation of Rights of Participants; No Lien. No trust has been created by the Employers for the payment of VAP Amounts granted under this Plan; nor have the Participants been granted any lien on any assets of the Employers to secure payment of such benefits. This Plan represents only an unfunded, unsecured promise to pay by the Employers and each Participant hereunder is an unsecured creditor of his Employer.
     (f) Headings/Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include with its meaning the plural, and vise versa. If any provision of this Plan or the application thereof to any circumstance or person is held to be invalid by a court of competent jurisdiction, the remainder of the Plan and the application of such provision to other circumstances or persons shall not be affected thereby.
     (g) Acceleration of Payments. Notwithstanding any provision of the Plan to the contrary, to the extent permitted under Code Section 409A and the Treasury Regulations issued thereunder, payments of Accounts hereunder may be accelerated (i) to the extent necessary to comply with federal, state, local or foreign ethics or conflicts of interest laws or agreements, (ii) to the extent necessary to pay the FICA taxes imposed under Code Section 3101, and the income withholding taxes related thereto or (iii) if the Plan (or a portion thereof) fails to satisfy the requirements of Code Section 409A; provided that the amount of such payment may not exceed the amount required to be included as income as a result of the failure to comply with Code Section 409A.
     (h) Delayed Payments due to Solvency Issues. Notwithstanding any provision of the Plan to the contrary, an Employer shall not be required to make any payment hereunder to any Participant or beneficiary if the making of the payment would jeopardize the ability of the

Employer to continue as a going concern; provided that any missed payment is made during the first calendar year in which the funds of the Employer are sufficient to make the payment without jeopardizing the going concern status of the Employer.
     (i) Payments Violating Applicable Law. Notwithstanding any provision of the Plan to the contrary, the payment of all or any portion of the amounts payable hereunder will be deferred to the extent that the Employer reasonably anticipates that the making of such payment would violate Federal securities laws or other applicable law (provided that the making of a payment that would cause income taxes or penalties under the Code shall not be treated as a violation of applicable law). The deferred amount shall become payable at the earliest date at which the Employer reasonably anticipates that making the payment will not cause such violation.
12.	EFFECTIVE DATE
     The effective date of this amended and restated Plan is January 1, 2008.

EXHIBIT A

VAP RATIO	VAP MULTIPLIER

0.00	0.0

0.75	0.0

0.85	0.4

0.95	0.8

1.00	1.0

1.05	1.2

1.15	1.6

1.25	2.0

1.50	2.0

Exhibit B — Change in Control.
Change in Control. The term “Change in Control” shall mean the occurrence of any of the events listed in I or II, below; provided that such occurrence occurs on or after January 1, 2008 and meets the requirements of Treasury Regulation Section 1.409A-3(i)(5) (or any successor or replacement thereto) with respect to a Participant:

I.	i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders (as defined below), is or becomes the “beneficial owner"(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of a Related Company (as defined below) entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities by any Person pursuant to an Excluded Business Combination (as defined below); or

	ii.	The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of any Related Company or the acquisition of assets of another corporation, or other transaction involving a Related Company (“Business Combination”) excluding, however, such a Business Combination pursuant to which (such a Business Combination, an “Excluded Business Combination”) the individuals and entities who beneficially owned, directly or indirectly, more than 50% of the combined voting power of any Related Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns any Related Company or all or substantially all of the assets of any Related Company, either directly or through one or more subsidiaries).

II.	i.	Any “Person” (as such term is used in Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than one or more Permitted Holders, is or becomes the “beneficial owner"(as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the then Outstanding Voting Securities of NACCO Industries, Inc. (“NACCO”), other than any direct or indirect acquisition, including but not limited to an acquisition by purchase, distribution or otherwise, of voting securities:

(A) directly from NACCO that is approved by a majority of the Incumbent Directors (as defined below); or

(B) by any Person pursuant to an Excluded NACCO Business Combination (as defined below);

provided, that if at least a majority of the individuals who constitute Incumbent Directors determine in good faith that a Person has become the “beneficial owner"(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the combined voting power of the Outstanding Voting Securities of NACCO inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person is the “beneficial owner"(as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 50% or less of the combined voting power of the Outstanding Voting Securities of NACCO, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

	ii.	a majority of the Board of Directors of NACCO ceases to be comprised of Incumbent Directors; or

	iii.	the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of NACCO or the acquisition of assets of another corporation, or other transaction involving NACCO (“NACCO Business Combination”) excluding, however, such a Business Combination pursuant to which both of the following apply (such a Business Combination, an “Excluded NACCO Business Combination”):

(A)   the individuals and entities who beneficially owned, directly or indirectly, NACCO immediately prior to such NACCO Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then Outstanding Voting Securities of the entity resulting from such NACCO Business Combination (including, without limitation, an entity that as a result of such transaction owns NACCO or all or substantially all of the assets of NACCO, either directly or through one or more subsidiaries); and

(B)   at the time of the execution of the initial agreement, or of the action of the Board of Directors of NACCO, providing for such NACCO Business Combination, at least a majority of the members of the Board of Directors of NACCO were Incumbent Directors.

III.		Definitions. The following terms as used herein shall be defined as follow:

1.   “Incumbent Directors” means the individuals who, as of December 31, 2007, are Directors of NACCO and any individual becoming a Director subsequent to such date whose election, nomination for election by NACCO’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of NACCO in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board of Directors of NACCO occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of NACCO.

2.   “Permitted Holders” shall mean, collectively, (i) the parties to the Stockholders’ Agreement, dated as of March 15, 1990, as amended from time to time, by and among National City Bank, (Cleveland, Ohio), as depository, the Participating Stockholders (as defined therein) and NACCO; provided, however, that for purposes of this definition only, the definition of Participating Stockholders contained in the Stockholders’ Agreement shall be such definition in effect of the date of the Change in Control, (ii) any direct or indirect subsidiary of NACCO and (iii) any employee benefit plan (or related trust) sponsored or maintained by NACCO or any direct or indirect subsidiary of NACCO.

3. “Related Company” means The North American Coal Corporation and its successors (“NA Coal”), any direct or indirect subsidiary of NA Coal and any entity that directly or indirectly controls NA Coal.